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                         Vyteris Holdings (Nevada), Inc.
                               13-01 Pollitt Drive
                           Fairlawn, New Jersey 07410


                                                                  August 2, 2005

Spencer Trask Ventures, Inc.
535 Madison Avenue
New York, New York 10022

Dear Sirs:

        As you know, Vyteris Holdings (Nevada), Inc. (the "Company") has been offered a term sheet by Satellite Asset Management, LP, dated July 28, 2005 (the "Term Sheet'), pursuant to which the Company expects to offer $10,000,000 of convertible debentures and warrants.

        The Company or its subsidiary has previously entered into agreements (the "Agreements") providing Spencer Trask Ventures with a right of first refusal in connection with private placements of securities. While this right has been waived by Spencer Trask Ventures in connection with the offering of debentures and warrants pursuant to the Term Sheet, it has not been waived in connection with any "qualified equity offering" provided for in the Term Sheet.

        The Company has concluded that it is in its best interests to proceed with the transactions contemplated by the Term Sheet as soon as possible. In light of the Agreements, and in consideration for the latter assisting the Company in effectuating the transactions described in the Term Sheet, the Company hereby agrees as follows:

        At the present time, the Company is unable to determine whether a Qualified Equity Offering (as defined in the Term Sheet) will be effected as a private placement or as a public offering. Inasmuch as the Company is already obligated (pursuant to the Agreements) to provide Spencer Trask Ventures with a right of first refusal in connection with any private placement that is part of a Qualified Equity Offering, the Company hereby agrees to provide Spencer Trask Ventures with comparable right of first refusal protection in the event that the Qualified Equity Offering is structured as a public offering. According, the Company hereby grants Spencer Trask Ventures the irrevocable preferential right of first refusal described below to act as agent (or as a co-agent with another placement agent identified by Spencer Trask Ventures, subject to the Company's approval, which approval shall not be unreasonably withheld) for the Qualified Equity Offering to the extent that the

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Qualified Equity Offering is structured as a private offering and to act as the lead underwriter (or as a co-lead underwriter with another underwriter identified by Spencer Trask Ventures, subject to the Company's approval, which approval shall not be unreasonably withheld) on a best efforts basis to the extent that the Qualified Equity Offering is structured as a public offering. The Company agrees to offer Spencer Trask Ventures the opportunity to sell such securities in a Qualified Equity Offering on terms no less favorable than it can obtain elsewhere. If within 20 business days of the receipt of notice of intention to effect a Qualified Equity Offering and statement of terms Spencer Trask Ventures does not accept in writing such offer to act as agent or lead underwriter with respect to such offering upon the terms proposed, the Company shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms. Before the Company shall accept any proposal materially less favorable to it than as originally proposed to Spencer Trask Ventures, Spencer Trask Ventures' preferential rights shall be applied, and the procedure set forth above with respect to such modified proposal adopted. If a proposed financing is not consummated under the conditions set forth above, the right of first refusal described herein shall be reinstated upon the same terms and conditions as aforesaid.

        This letter supercedes the prior letter.

                                                              Very truly yours,


                                          VYTERIS HOLDINGS (NEVADA), INC.

                                          By: /s/ Michael McGuinness
                                             -----------------------------------
                                          Name: Michael McGuinness
                                          Title: Chief Financial Officer